UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 24, 2017
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT
(Address of principal executive offices)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Explanatory Note
This Amendment No. 1 to current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by First Interstate BancSystem, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 26, 2017 (the “May Form 8-K”). The May Form 8-K reported the final voting results of the Company’s Annual Meeting of Shareholders held on May 24, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding advisory votes on executive compensation. No other changes are being made to the May Form 8-K by this Amendment.

Item 5.07	Submission of Matters to a Vote of Security Holders.
(d)    As reported in the May Form 8-K, at the Annual Meeting, a majority of advisory votes of the shareholders of the Company were cast in favor of holding a non-binding advisory vote on executive compensation every other year. Consistent with the outcome of this advisory vote, the Company’s board of directors (the “Board”) has determined that the Company will hold future non-binding advisory votes on executive compensation every other year until the next required vote on the frequency of shareholder voting on executive compensation or until the Board determines that it is in the best interests of the Company to hold such vote with a different frequency.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: June 15, 2017

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer